Exhibit 99.1

Carbon Black Announces Second Quarter 2018 Financial Results

Second Quarter 2018 Total Revenue of $51.0 million, up 32% Year-over-Year

Second Quarter 2018 Cloud Revenue of $13.7 million, up 146% Year-over-Year

Ended the quarter with 4,308 total customers, including 2,157 cloud customers

Waltham, Mass. – August 7, 2018 - Carbon Black, Inc. (NASDAQ: CBLK), a leader in next-generation endpoint security, today announced its financial results for the second quarter ended June 30, 2018.

“Carbon Black performed well in the second quarter, highlighted by 34% ARR growth and 146% growth in cloud revenue,” said Patrick Morley, President and Chief Executive Officer of Carbon Black. “We are benefiting from growing market awareness and adoption of the Predictive Security Cloud™ and its flagship product, Cb Defense. Customers are increasingly turning to Carbon Black to replace their ineffective legacy antivirus products and to better protect their data and operations from a growing array of advanced cyber threats.”

Morley continued, “The recent announcement of Cb LiveOps™ is an important extension of the Predictive Security Cloud and demonstrates our ability to provide additional customer value from a single console and single agent. Our growing product portfolio and highly differentiated technology position Carbon Black to deliver continued strong growth and generate value for shareholders.”

Second Quarter 2018 Financial Highlights

•

Revenue: Total revenue was $51.0 million in the second quarter fiscal 2018, an increase of 32% year-over-year. Subscription, license and support revenue was $47.9 million, an increase of 34% year-over-year, and services revenue was $3.1 million, an increase of 5% year-over-year.

•

Gross Profit: Gross profit was $39.9 million in the second quarter fiscal 2018, representing a 78.2% gross margin, consistent with the year-ago period. Non-GAAP gross profit was $40.4 million, representing a 79.3% non-GAAP gross margin.

•

Loss from Operations: Loss from operations was ($19.2) million in the second quarter fiscal 2018, compared to ($12.4) million in the year-ago period. Non-GAAP loss from operations was ($15.3) million in the second quarter fiscal 2018, compared to ($9.9) million in the year-ago period.

•

Net Loss: Net loss was ($25.3) million in the second quarter fiscal 2018. Net loss attributable to common stockholders was ($184.7) million, or ($4.13) per share based on 44.8 million weighted-average shares outstanding, in the second quarter fiscal 2018. Net loss attributable to common stockholders includes ($159.5) million of accretion of preferred stock to redemption value. In the year ago period, net loss was ($12.3) million and net loss attributable to common stockholders was ($9.0) million, or ($0.88) per share based on 10.3 million weighted-average shares outstanding. Non-GAAP net loss was ($15.4) million, or ($0.35) per share based on 44.8 million weighted-average shares outstanding. This compares to ($9.8) million, or ($0.95) per share based on 10.3 million weighted-average shares outstanding, in the year-ago period.

•

Cash and Cash Flow: As of June 30, 2018, Carbon Black had $178.5 million in cash and cash equivalents. During the three months ended June 30, 2018, Carbon Black used ($13.9) million of cash in operations and ($3.4) million in capital expenditures and capitalized software development costs, leading to negative free cash flow of ($17.3) million, compared to negative free cash flow of ($9.3) million in the year-ago period.

A reconciliation of each of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow to the most directly comparable GAAP measure has been provided in the tables at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2018 and Recent Business Highlights

•

Continued to grow its customer base, ending the quarter with 4,308 total customers, up from 3,044 in the year-ago period and from 4,006 at the end of the previous quarter. Growth was driven by strong demand across the entire product portfolio and customer acquisition across a broad range of industries. New customers, for example, included a leading global real estate company, one of the world’s largest consumer electronics companies, a major Middle Eastern utility, a leading European airline as well as a major European bank.

•

Continued traction with our cloud products, providing powerful customer validation of the Predictive Security Cloud platform. Growth of customers who licensed at least one cloud product increased to 2,157 at the end of the second quarter, compared to 893 in the year-ago period and 1,870 at the end of the previous quarter.

•

Announced the release of Cb LiveOps, the latest offering built on the Predictive Security Cloud platform. Cb LiveOps extends core functionality of osquery to empower organizations to ask questions of all endpoints, take actions to remediate identified issues in real time, and simplify operational reporting. With Cb LiveOps on the Predictive Security Cloud, Carbon Black is giving customers a consolidated and comprehensive, cloud-delivered security stack, one that bridges security and IT operations.

Business Outlook

Based on information as of today, August 7, 2018, Carbon Black is issuing the following financial guidance for the third quarter and full year fiscal 2018:

	Third Quarter Fiscal 2018	Full Year Fiscal 2018
Total Revenue	$52.3 million to $ 52.8 million	$206.3 million to $ 207.3 million
Non-GAAP Loss from Operations	($17.0) million to ($16.5) million	($60.5) million to ($59.5) million
Non-GAAP Net Loss per Share	($0.26) to ($0.25)	($1.28) to ($1.26)

Carbon Black’s forward-looking non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, change in fair value of warrant liability and accretion of preferred stock to redemption value. Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, particularly with respect to stock-based compensation expense. Stock-based compensation expense is directly impacted by unpredictable fluctuations in our stock price and by future hiring, turnover and retention needs, all of which are difficult to predict and subject to change. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP loss from operations and GAAP net loss per share.

Conference Call Information

Carbon Black will host a conference call today, August 7, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the conference call will be available on available on the “Events” page of the Carbon Black investor relations website at https://investors.carbonblack.com/. To access the call by phone, dial (866) 394-4596 (domestic) or (210) 874-7849 (international). A replay of this conference call will be available for a limited time at (855) 859-2056 (domestic) or (404) 537-3406 (international) with passcode 1679678. A replay of the webcast will also be available for a limited time at https://investors.carbonblack.com/.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leading provider of next-generation endpoint security. Carbon Black serves more than 4,300 customers globally, including 35 of the Fortune 100. As a cybersecurity innovator, Carbon Black has pioneered multiple endpoint security categories, including application control, endpoint detection and response (EDR), and next-generation antivirus (NGAV). Leveraging its big data and analytics cloud platform – the Predictive Security Cloud – Carbon Black solutions enable customers to defend against the most advanced cyber threats, including malware, ransomware, and non-malware attacks. Deployed via the cloud, on premise, or as a managed service, customers use Carbon Black solutions to lock down critical systems, hunt threats, and replace legacy antivirus.

Carbon Black, Predictive Security Cloud and Cb LiveOps are registered trademarks or trademarks of Carbon Black, Inc. in the United States and other jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third quarter and full year fiscal 2018, our position to execute on our go-to-market strategy, our introduction of future product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our history of losses; failure (or the perceived failure) of our products to detect cyber attacks; our investments in new products and our ability to introduce new features, services or enhancements; the intense competition that we face in our market; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth in the market for next-generation endpoint security solutions and adjacent security markets and our ability to penetrate those markets; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks detailed under the caption “Risk Factors” in the final prospectus for our initial public offering filed on May 4, 2018 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (“SEC”), as updated by our subsequently filed quarterly reports on Form 10-Q and our other SEC filings. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, and, in the case of non-GAAP net loss, change in fair value of warrant liability and accretion of preferred stock to redemption value. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted. Carbon Black uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Carbon Black’s ongoing operational performance. Carbon Black believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Carbon Black’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. Carbon Black uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of Carbon Black’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. Carbon Black believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of Carbon Black’s website at http://investors.cabonblack.com/.

Investor Relations Contact

Brian Denyeau

ICR for Carbon Black

646-277-1251

investorrelations@carbonblack.com

Media Relations Contact

Ryan Murphy

Carbon Black

Senior PR Manager

917-693-2788

rmurphy@carbonblack.com

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$178,497	$36,073
Accounts receivable, net	43,631	60,850
Prepaid expenses and other current assets	8,488	6,040
Deferred commissions, current portion	10,093	9,551
Total current assets	240,709	112,514
Deferred commissions, net of current portion	21,825	20,404
Property and equipment, net	14,514	12,459
Intangible assets, net	3,310	4,092
Goodwill	119,656	119,656
Other long-term assets	395	2,436
Total assets	$400,409	$271,561
Liabilities, Redeemable Convertible and Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$4,228	$2,481
Accrued expenses	16,073	18,846
Deferred revenue, current portion	129,927	130,165
Deferred rent	1,147	944
Total current liabilities	151,375	152,436
Deferred revenue, net of current portion	39,344	38,535
Warrant liability	—	2,766
Deferred rent, net of current portion	2,934	3,114
Deferred tax liability	37	33
Other long-term liabilities	42	42
Total liabilities	193,732	196,926
Redeemable convertible preferred stock	—	333,204
Series A convertible preferred stock	—	1,510
Stockholders’ equity (deficit):
Common stock	68	11
Treasury stock, at cost	(6)	(6)
Additional paid-in capital	707,945	13,429
Accumulated deficit	(501,330)	(273,513)
Total stockholders’ equity (deficit)	206,677	(260,079)
Total liabilities, redeemable convertible and convertible preferred stock and stockholders’ equity (deficit)	$400,409	$271,561

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Subscription, license and support	$47,891	$35,749	$93,282	$68,754
Services	3,101	2,942	6,144	5,882
Total revenue	50,992	38,691	99,426	74,636
Cost of revenue:
Subscription, license and support	8,051	5,744	15,263	10,575
Services	3,053	2,647	6,056	5,417
Total cost of revenue	11,104	8,391	21,319	15,992
Gross profit	39,888	30,300	78,107	58,644
Operating expenses:
Sales and marketing	35,161	24,731	65,839	49,090
Research and development	16,084	12,572	31,006	24,119
General and administrative	7,850	5,414	18,276	10,343
Total operating expenses	59,095	42,717	115,121	83,552
Loss from operations	(19,207)	(12,417)	(37,014)	(24,908)
Interest income (expense), net	411	14	456	(17)
Change in fair value of warrant liability	(5,957)	(2)	(8,838)	124
Other income (expense), net	(494)	139	(374)	113
Loss before income taxes	(25,247)	(12,266)	(45,770)	(24,688)
Provision for income taxes	34	69	105	86
Net loss and comprehensive loss	(25,281)	(12,335)	(45,875)	(24,774)
Accretion of preferred stock to redemption value	(159,453)	3,323	(199,492)	(8,324)
Net loss attributable to common stockholders	$(184,734)	$(9,012)	$(245,367)	$(33,098)
Net loss per share attributable to common stockholders- basic and diluted	$(4.13)	$(0.88)	$(8.73)	$(3.27)
Weighted-average common shares outstanding-basic and diluted	44,759,435	10,255,078	28,104,372	10,116,021

CARBON BLACK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(25,281)	$(12,335)	$(45,875)	$(24,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,970	1,739	3,875	3,397
Stock-based compensation expense	3,487	2,160	5,876	4,367
Provisions for doubtful accounts	99	(23)	118	(178)
Non-cash interest expense	13	7	22	8
Change in fair value of warrant liability	5,957	2	8,838	(124)
Deferred income taxes	—	—	4	—
Changes in operating assets and liabilities:
Accounts receivable	(6,931)	(14,403)	17,100	(89)
Prepaid expenses and other assets	(432)	749	(2,293)	(1,720)
Deferred commissions	(1,468)	(1,955)	(1,962)	(2,109)
Accounts payable	1,762	191	1,787	1,241
Accrued expenses	(468)	2,525	(2,773)	(3,535)
Deferred revenue	7,275	14,494	572	9,898
Deferred rent	105	132	23	(74)
Other long-term liabilities	—	12	(1)	(55)
Net cash used in operating activities	(13,912)	(6,705)	(14,689)	(13,747)
Cash flows from investing activities:
Purchases of property and equipment	(2,702)	(2,296)	(4,197)	(3,124)
Capitalization of internal-use software costs	(698)	(274)	(991)	(478)
Net cash used in investing activities	(3,400)	(2,570)	(5,188)	(3,602)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,666	1,172	2,731	1,729
Repayments of line of credit	—	(5,500)	—	(5,500)
Proceeds from initial public offering, net of offering costs	160,457	—	159,617	—
Payments of deferred financing costs	—	(6)	(47)	(84)
Net cash provided by (used in) financing activities	162,123	(4,334)	162,301	(3,855)
Net increase (decrease) in cash and cash equivalents	144,811	(13,609)	142,424	(21,204)
Cash and cash equivalents at beginning of period	33,686	43,908	36,073	51,503
Cash and cash equivalents at end of period	$178,497	$30,299	$178,497	$30,299

CARBON BLACK, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except share and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
GAAP total revenue	$50,992	100.0%	$38,691	100.0%	$99,426	100.0%	$74,636	100%
Reconciliation of cost of revenue
GAAP cost of subscription, license and support	$8,051	15.8%	$5,744	14.8%	$15,263	15.4%	$10,575	14.2%
Less: Stock-based compensation	(137)	-0.3%	(85)	-0.2%	(273)	-0.3%	(160)	-0.2%
Less: Amortization of acquired intangibles	(330)	-0.6%	(330)	-0.9%	(660)	-0.7%	(660)	-0.9%
Non-GAAP cost of subscription, license and support	$7,584	14.9%	$5,329	13.8%	$14,330	14.4%	$9,755	13.1%
GAAP cost of services	$3,053	6.0%	$2,647	6.8%	$6,056	6.1%	$5,417	7.3%
Less: Stock-based compensation	(73)	-0.1%	(57)	-0.1%	(130)	-0.1%	(111)	-0.1%
Non-GAAP cost of services	$2,980	5.8%	$2,590	6.7%	$5,926	6.0%	$5,306	7.1%
Reconciliation of gross profit
GAAP gross profit	$39,888	78.2%	$30,300	78.3%	$78,107	78.6%	$58,644	78.6%
Plus: Stock-based compensation	210	0.4%	142	0.4%	403	0.4%	271	0.4%
Plus: Amortization of acquired intangibles	330	0.6%	330	0.9%	660	0.7%	660	0.9%
Non-GAAP gross profit	$40,428	79.3%	$30,772	79.5%	$79,170	79.6%	$59,575	79.8%
Reconciliation of operating expenses
GAAP sales and marketing	$35,161	69.0%	$24,731	63.9%	$65,839	66.2%	$49,090	65.8%
Less: Stock-based compensation	(1,228)	-2.4%	(744)	-1.9%	(2,164)	-2.2%	(1,617)	-2.2%
Less: Amortization of acquired intangibles	(22)	0.0%	(22)	-0.1%	(44)	0.0%	(44)	-0.1%
Non-GAAP sales and marketing	$33,911	66.5%	$23,965	61.9%	$63,631	64.0%	$47,429	63.5%
GAAP research and development	$16,084	31.5%	$12,572	32.5%	$31,006	31.2%	$24,119	32.3%
Less: Stock-based compensation	(894)	-1.8%	(651)	-1.7%	(1,458)	-1.5%	(1,270)	-1.7%
Less: Amortization of acquired intangibles	(39)	-0.1%	(39)	-0.1%	(78)	-0.1%	(78)	-0.1%
Non-GAAP research and development	$15,151	29.7%	$11,882	30.7%	$29,470	29.6%	$22,771	30.5%
GAAP general and administrative	$7,850	15.4%	$5,414	14.0%	$18,276	18.4%	$10,343	13.9%
Less: Stock-based compensation	(1,155)	-2.3%	(623)	-1.6%	(1,851)	-1.9%	(1,209)	-1.6%
Less: Legal settlement	—	0.0%	—	0.0%	(3,900)	-3.9%	—	0.0%
Non-GAAP general and administrative	$6,695	13.1%	$4,791	12.4%	$12,525	12.6%	$9,134	12.2%
Reconciliation of loss from operations
GAAP loss from operations	$(19,207)	-37.7%	$(12,417)	-32.1%	$(37,014)	-37.2%	$(24,908)	-33.4%
Plus: Stock-based compensation	3,487	6.8%	2,160	5.6%	5,876	5.9%	4,367	5.9%
Plus: Legal settlement	—	0.0%	—	0.0%	3,900	3.9%	—	0.0%
Plus: Amortization of acquired intangibles	391	0.8%	391	1.0%	782	0.8%	782	1.0%
Non-GAAP loss from operations	$(15,329)	-30.1%	$(9,866)	-25.5%	$(26,456)	-26.6%	$(19,759)	-26.5%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(184,734)	-381.4%	$(9,012)	-23.3%	$(245,367)	-246.8%	$(33,098)	-44.3%
Plus (Less): Accretion of preferred stock to redemption value	159,453	329.2%	(3,323)	-8.6%	199,492	200.6%	8,324	11.2%
GAAP net loss	(25,281)	-52.2%	(12,335)	-31.9%	(45,875)	-46.1%	(24,774)	-33.2%
Plus: Stock-based compensation	3,487	7.2%	2,160	5.6%	5,876	5.9%	4,367	5.9%
Plus: Legal settlement	—	0.0%	—	0.0%	3,900	3.9%	—	0.0%
Plus: Amortization of acquired intangibles	391	0.8%	391	1.0%	782	0.8%	782	1.0%
Plus (Less): Change in fair value of warrant liability	5,957	12.3%	2	0.0%	8,838	8.9%	(124)	-0.2%
Non-GAAP net loss	$(15,446)	-31.9%	$(9,782)	-25.3%	$(26,479)	-26.6%	$(19,749)	-26.5%
Reconciliation of net loss per share
Net loss per share attributable to common stockholders,
basic and diluted	$(4.13)		$(0.88)		$(8.73)		$(3.27)
Plus (Less): Accretion of preferred stock to redemption value	3.56		(0.32)		7.10		0.82
Plus: Stock-based compensation	0.08		0.21		0.21		0.43
Plus: Legal settlement	—		—		0.14		—
Plus: Amortization of acquired intangibles	0.01		0.04		0.03		0.08
Plus (Less): Change in fair value of warrant liability	0.13		0.00		0.31		(0.01)
Non-GAAP net loss per share, basic and diluted	$(0.35)		$(0.95)		$(0.94)		$(1.95)
Weighted average shares used in GAAP and non-GAAP net loss per share, basic and diluted	45,759,435		10,255,078		28,104,372		10,116,021
Computation of free cash flow
Net cash used in operating activities	$(13,912)		$(6,705)		$(14,689)		$(13,747)
Less: Purchases of property and equipment	(2,702)		(2,296)		(4,197)		(3,124)
Less: Capitalization of internal-use software costs	(698)		(274)		(991)		(478)
Free cash flow	$(17,312)		$(9,275)		$(19,877)		$(17,349)